Exhibit 10.34

SUPPLEMENTAL AGREEMENT

SUPPLEMENTAL AGREEMENT, dated as of August 13, 2008, made by TRUGREEN COMPANIES L.L.C., a Delaware limited liability company (the “Additional Pledgor”), in favor of CITIBANK, N.A., as collateral agent and administrative agent (in such capacity, the “Collateral Agent”) for the banks and other financial institutions (the “Lenders”) from time to time parties to the Credit Agreement referred to below and the other Secured Parties (as defined below).  All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee and Collateral Agreement referred to below, or if not defined therein, in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, CDRSVM Acquisition Co., Inc., a Delaware corporation (“Acquisition Co.” and, together with any assignee of, or successor by merger to, Acquisition Co.’s rights and obligations under the Credit Agreement (including the assumption of the rights and obligations thereunder by The ServiceMaster Company, a Delaware corporation) as provided therein, the “Borrower”), Citibank, N.A., as administrative agent and collateral agent, JPMorgan Chase Bank, N.A., as syndication agent and the Lenders are parties to a Credit Agreement, dated as of July 24, 2007 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower, CDRSVM Holding, Inc., a Delaware corporation (“Holding”) and the Subsidiary Guarantors are, or are to become, parties to the Guarantee and Collateral Agreement, dated as of July 24,2007 (as amended, supplemented, waived or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), in favor of the Collateral Agent, for the ratable benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement); and

WHEREAS, the Additional Pledgor has agreed to execute and deliver this Supplemental Agreement in order to become such a Pledgor under the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.             Guarantee and Collateral Agreement.  By executing and delivering this Supplemental Agreement, the Additional Pledgor hereby becomes a Pledgor under the Guarantee and Collateral Agreement with respect to the shares of Capital Stock of the Subsidiary of the Borrower listed in Annex 1-A hereto, as a Granting Party thereunder.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedule 2 to the Guarantee and Collateral Agreement, and such Schedule 2 is hereby amended and modified to include such information.

2.             GOVERNING LAW.  THIS SUPPLEMENTAL AGREEMENT AND RIGHTS AND OBLIGATIONS OF THE PARTIES HERUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Supplemental Agreement to be duly executed and delivered as of the date first above written.

TRUGREEN COMPANIES L.L.C.

By:	/s/ Steven J. Martin
Name: Steven J. Martin
Title: Senior Vice President

By:	/s/ Greerson G. McMullen
Name: Greerson G. McMullen
Title: Senior Vice President

Acknowledged and Agreed to as
of the date hereof by:

CITIBANK, N.A.,
as Collateral Agent and Administrative Agent

By:	/s/ Rob Ziemer
Name: Rob Ziemer
Title: Vice President

Annex 1-A to
Supplemental Agreement

Supplement to
Guarantee and Collateral Agreement
Schedule 2

Pledged Stock

Pledgor	Issuer	Class of Stock	Certificate No.	Number of Shares	Equity Interest
TruGreen Companies L.L.C.	TruGreen LandCare	n/a	n/a	n/a	0.01%

Annex 1-A 1